Exhibit 10.1

Execution Version

AGREEMENT CONCERNING DEBENTURE

This AGREEMENT CONCERNING DEBENTURE (this “Agreement”), dated as of January 10, 2011, is entered into by and among IDEX Corporation, a Delaware corporation (“Parent”), Nano Merger Sub, Inc., a Delaware corporation (the “Purchaser”), Global Strategic Partners, LLC, a Delaware limited liability company (“Seller”), and Abraxis BioScience, LLC, a Delaware limited liability company (a wholly owned subsidiary of Celgene Corporation, a Delaware corporation) (“Abraxis”).

WHEREAS, Microfluidics International Corporation, a Delaware corporation (the “Company”), and Seller entered into a Debenture and Warrant Purchase Agreement, dated as of November 14, 2008, as amended on November 17, 2008, March 11, 2009 and October 23, 2009 (the “DWPA”), whereby Seller purchased from the Company (i) a convertible debenture in the original principal amount of $5,000,000 (the “Company Debenture”), and (ii) a common stock purchase warrant (the “Company Warrant”) entitling Seller to purchase that number of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), that, when combined with the Shares issuable upon the conversion of the Company Debenture, constitutes up to 50% of the total number of Shares then outstanding on a fully-diluted basis;

WHEREAS, Parent, the Purchaser and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the Purchaser to conduct a tender offer (the “Offer”) for all of the issued and outstanding Shares and the merger of the Purchaser with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, Parent has agreed to purchase from Seller, and Seller has agreed to sell to Parent, the Company Debenture upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a condition to and inducement to Parent’s and the Purchaser’s willingness to enter into this Agreement and the Merger Agreement, the Company has provided in writing to Seller and Parent its irrevocable consent to (i) the assignment and transfer of the Company Debenture by Seller to Parent and (ii) the cancellation and termination of the Company Warrant and the DWPA, as applicable, in each case as of the Acceptance Time; and

WHEREAS, contemporaneously with the execution of this Agreement, Seller is entering into an assignment of the Company Debenture, attached hereto as Exhibit A, effecting the assignment and transfer of the Company Debenture to Parent at the Closing (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
TREATMENT OF COMPANY WARRANT, DWPA AND COMPANY DEBENTURE

1.1           Cancellation of Company Warrant.  Seller agrees that the Company Warrant is hereby cancelled and terminated, without any further force or effect and without the payment of any consideration therefor, as of the Acceptance Time.  From and after the Acceptance Time, the Company Warrant shall no longer be exercisable and Seller shall not have any rights thereunder.  Immediately following the Acceptance Time, Seller shall return the original Company Warrant to the Company marked “CANCELLED” on its face.

1.2           Termination of DWPA.  Seller agrees that the DWPA is hereby terminated, without any further force or effect, as of the Acceptance Time.  From and after the Acceptance Time, Seller shall not have any rights under the DWPA.

1.3           Transfer of Company Debenture and Company Warrant.  Except as otherwise provided herein, Seller shall not directly or indirectly: (a) transfer, assign, sell, gift-over, place in trust, pledge, hypothecate, encumber or otherwise dispose (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of, or consent to or authorize any of the foregoing (“Transfer”) of, the Company Debenture or the Company Warrant or any right, title or interest therein; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any such Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to the Company Debenture or the Company Warrant; (d) deposit the Company Debenture or the Company Warrant into a voting trust, or enter into a voting agreement or arrangement with respect to the Company Debenture or the Company Warrant; (e) exercise the Company Warrant or any portion thereof; (f) elect to convert the Company Debenture or any portion thereof; or (g) take any other action that would make any representation or warranty of Seller contained herein untrue or incorrect in any respect or in any way restrict, limit or interfere in any material respect with the performance of Seller’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

1.4           Additional Agreements.  Seller hereby: (a) irrevocably waives its participation right pursuant to Section 6.6 of the DWPA with respect to the transactions contemplated by the Merger Agreement, including the exercise of the Top-Up Option; (b) agrees that the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, shall not constitute an “Event of Default” under the Company Debenture; (c) irrevocably waives its right to receive prior notice of the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, under the Company Warrant, including Section 11 thereof; and (d) agrees not to purchase any Shares or otherwise acquire direct or indirect beneficial or record ownership of any Shares.

ARTICLE II
PURCHASE AND SALE OF COMPANY DEBENTURE; CLOSING

2.1           Purchase and Sale.  Subject to and upon the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer and assign to Parent, and Parent shall acquire from Seller, all of Seller’s right, title and interest in, to and under the Company Debenture.  Seller shall cause, and in no manner interfere with, the delivery by the Custodian of the Company Debenture to Parent at the Closing upon the Custodian’s receipt of the Purchase Price.

2.2           Purchase Price.  In consideration for the Company Debenture and subject to and upon the terms and conditions of this Agreement, at the Closing, Parent shall pay to the Custodian, for Seller’s account, an amount (the “Purchase Price”) equal to the sum of (i) the Offer Price multiplied by the quotient of (x) the then outstanding amount of principal and accrued and unpaid interest on the Company Debenture divided by (y) $1.25, rounded to the nearest share, less (ii) $1,500,000.  The Purchase Price shall be payable by Parent (or its designee) to the Custodian at the Closing by wire transfer of immediately available funds in accordance with written instructions of the Custodian to be separately provided to Parent.

2.3           Full and Complete Payment.  The parties acknowledge and agree that the Purchase Price constitutes full and complete payment for the Company Debenture and all rights and attributes related thereto. Except for the Purchase Price, Seller shall not be entitled to any other rights, payments and/or returns from the Company or any other Person in respect of the Company Debenture or the cancellation of the Company Warrant.

2.4           The Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement shall occur at the Acceptance Time.

2.5           Security Interests.  Upon the Closing, (i) the security interests and other liens granted to or held by Seller under each of the Security Agreement, dated as of November 14, 2008, as amended on March 11, 2009 and October 23, 2009, by and between the Company and Seller; the Trademark Security Agreement, dated as of November 14, 2008, as amended on October 23, 2009, by and between the Company and Seller; and the Patent Security Agreement, dated as of November 14, 2008, as amended on October 23, 2009, by and between the Company and Seller (collectively, the “Security Agreements”), shall be forever and irrevocably satisfied, released and discharged and (ii) the Security Agreements shall terminate and be of no further force or effect.  Seller shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to Seller under the Security Agreements.  The Company is hereby authorized to file UCC termination statements with respect to such security interests and liens.

ARTICLE III
ACQUISITION PROPOSALS; NON-SOLICITATION

3.1           Acquisition Proposals.  Each of Seller and Abraxis agrees that it will, and will cause its directors, officers, employees, agents, advisors and other representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore by either of them or their respective agent or other representatives with respect to any Acquisition Proposal. Each of Seller and Abraxis shall promptly (and in any event within 24 hours) notify Parent in the event that it receives (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for non-public information relating to the Company or the Company Subsidiary other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Acquisition Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal.  Each of Seller and Abraxis shall notify Parent promptly (and in any event within 24 hours) with the identity of such Person and a copy of such Acquisition Proposal, indication, inquiry or request (or, where no such copy is available, a reasonably detailed description of such Acquisition Proposal, indication, inquiry or request), including any modifications thereto.

3.2           Non-Solicitation.  Seller and Abraxis shall not, and shall not authorize or permit their respective directors, officers, employees, agents, advisors or other representatives to, directly or indirectly: (i) initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto (for the avoidance of doubt, it is understood that the foregoing shall not prohibit Seller, Abraxis or any of their advisors or representatives from making such Person aware of the restriction of this Section 3.2 in response to the receipt of an Acquired Proposal) or otherwise cooperate with or assist or participate in or knowingly facilitate any such inquiries, proposals, offers, discussions or negotiations, (ii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal, (iii) make any public statement or proposal inconsistent with the Company Board Recommendation, (iv) enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring Seller or Abraxis to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (v) formally resolve or agree to do any of the foregoing.

ARTICLE IV
CUSTODY ARRANGEMENT

4.1           Custody Arrangement.  In connection with and to facilitate the sale of the Company Debenture to Parent, Seller hereby appoints American Stock Transfer & Trust Company, LLC to serve as custodian (the “Custodian”) and herewith deposits with the Custodian the original Company Debenture.  The Custodian is hereby authorized and directed (a) to hold in custody the Company Debenture deposited herewith and (b) to deliver the Company Debenture to Parent, against delivery to the Custodian for the account of Seller of the Purchase Price, at the Closing or, if earlier, to return the Company Debenture to Seller upon the termination of this Agreement.  The Custodian shall within five (5) business days of the Closing remit to Seller the proceeds received as payment of the Purchase Price. Until the Company Debenture has been delivered to Parent or returned to Seller, Seller shall retain all rights of ownership with respect to the Company Debenture, including the right to receive all payment thereon, except the right to retain custody of or dispose of the Company Debenture, which right is subject to this Article IV.

4.2           Irrevocability.  This Agreement, the deposit of the Company Debenture and all authority hereby conferred, is granted, made and conferred subject to, and in consideration of, the interests of Parent in and for the purpose of completing the transactions contemplated by this Agreement; and Parent is hereby further vested with an estate, right, title and interest in and to the Company Debenture deposited herewith for the purpose of irrevocably empowering and securing to it authority sufficient to consummate said transactions.  Accordingly, the agreements under this Article IV shall be irrevocable through and including the Termination Date, and shall remain in full force and effect through such date.  Seller further agrees that such obligations shall not be terminated by operation of law or upon the occurrence of any event whatsoever, including the dissolution, liquidation, winding up, distribution of assets or other event affecting the legal existence of Seller.  If any event referred to in the immediately preceding sentence shall occur, the Custodian shall nevertheless be authorized and empowered to deliver and deal with the Company Debenture deposited under this Article IV by Seller in accordance with the terms and provisions hereof as if such event had not occurred, regardless of whether or not the Custodian received notice of such event.

4.3           Duties and Responsibilities of the Custodian.

(a)           The Custodian shall exercise the same degree of care toward the Company Debenture as it exercises toward its own similar property and shall not be held to any higher standard of care under this Article IV.

(b)           Each of Parent and Seller acknowledges and agrees that the Custodian:

(i)            shall not be responsible for any of the agreements referred to in this Agreement but shall be obligated only for the performance of such duties as are specifically set forth in this Article IV;

(ii)           shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification;

(iii)          may rely on and shall be protected in acting or refraining from acting in accordance with the provisions hereof upon any written notice, instruction, instrument, statement, certificate or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof; provided, however, that any notice, instruction, instrument, statement, certificate or document furnished to the Custodian with respect to the termination of this Agreement shall have been confirmed in writing to the Custodian by Parent; and

(iv)          at Parent’s expense, may consult counsel satisfactory to it, including counsel to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

(c)           Neither the Custodian nor any of its agents, attorneys or representatives shall be liable to anyone for any action taken or omitted to be taken by it or any of its agents, attorneys or representatives hereunder in good faith, except in the case of gross negligence or willful misconduct.  Each of Seller and Parent jointly and severally covenants and agrees to indemnify the Custodian and hold the Custodian harmless without limitation from and against any loss, liability or expense of any nature incurred by the Custodian arising out of or in connection with this Article IV or with the administration of its duties hereunder, including but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by Custodian’s willful misconduct or gross negligence; provided, however, that in no event shall Parent or Seller be liable pursuant to this Section 4.3(c) with respect to any loss, liability or expense caused solely by the Custodian.  In no event shall the Custodian be liable for indirect, punitive, incidental, special or consequential damages.  The obligations in this Section 4.3(c) shall survive termination of this Agreement.

(d)           Seller agrees to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the delivery of the Purchase Price proceeds to Seller or any other action contemplated under this Article IV, and to indemnify and hold the Custodian harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Custodian on any such payment or other activities under this Article IV.  Seller agrees to indemnify and hold the Custodian harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Custodian may be or become subject in connection with or which arises out of this Article IV, including costs and expenses (including reasonable legal fees), interest and penalties. Notwithstanding the foregoing, no distribution of the Purchase Price proceeds will be made unless the Custodian is supplied with an originally executed Form W-9 from Seller prior to such distribution.

(e)           Parent agrees to pay or reimburse the Custodian for any legal fees incurred in connection with the interpretation and enforcement of this Article IV and to pay, promptly upon execution of this Agreement, the Custodian’s reasonable compensation for services provided hereunder in the amount of $5,000, except in the case of a claim against the Custodian in connection with Section 4.3(h) below.  The Custodian shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Article IV, including without limitation, payment of any legal fees incurred by the Custodian in connection with resolution of any claim by any party hereunder, except in the case of a claim against the Custodian in connection with Section 4.3(h) below.

(f)            From time to time and after the date hereof, Seller shall deliver or cause to be delivered to the Custodian such further documents and instruments and shall do and cause to be done such further acts as the Custodian shall reasonably request (it being understood that the Custodian shall have no obligation to make any such request) to carry out the provisions and purposes of this Article IV, to effectuate or confirm compliance with any of the provisions of this Agreement or to assure itself that it is permitted to act in accordance with this Article IV.

(g)           The Custodian makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it.  The Custodian shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Company Debenture.

(h)           The Custodian shall be responsible for and shall indemnify and hold Seller and Parent harmless from and against any and all losses, damages, costs, charges, counsel fees,

payments, expenses and liability arising out of or attributable to the Custodian’s gross negligence or willful misconduct, for which Custodian is not entitled to indemnification under this Article IV.

(i)            In order that the indemnification provisions contained in this Section 4.3 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim.  The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify it except with the indemnifying party’s prior written consent as set forth and subject to the limitations set forth in this Section 4.3(i).

(j)            It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Company Debenture, or should any claim be made upon the Company Debenture by a third party, the Custodian upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, the Debenture until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final order, decree or judgment of a court of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired.  The Custodian may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Company Debenture.

4.4           Representations and Warranties of Parent and Seller to the Custodian.  Each of Parent and Seller respectively makes the following representations and warranties to the Custodian:

(a)           Status and Authority.  Such entity has been duly organized and is validly existing and in good standing under the laws of the state of its incorporation or organization, and has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)           Enforceability.  This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c)           No Conflict.  The execution, delivery and performance of this Agreement is in accordance with the Merger Agreement and will not violate, conflict with or constitute a default under (i) its certificate of incorporation, by-laws, operating agreement or other organizational document, as applicable, (ii) any applicable Law, or (iii) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which it is a party (including without limitation, in the case of Parent, the Merger Agreement) or by which it or its respective properties or assets are bound, except with respect to clauses (ii) and (iii) for any conflict, default or violation described which would not adversely affect in any material respect its ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER AND ABRAXIS

As an inducement to Parent and the Purchaser to enter into and perform this Agreement, each of Seller and Abraxis hereby, jointly and severally, makes the following representations and warranties to Parent and the Purchaser as of the date hereof and as of the Closing:

5.1           Commitments; Share Ownership.  Except pursuant to this Agreement, there are no commitments, options, contracts or other arrangements whatsoever, whether written or oral, under which Seller is or may become obligated to sell, transfer, pledge, assign, convey or otherwise dispose of the Company Debenture or the Company Warrant or any right or interest therein.  Neither Abraxis nor any of its Affiliates (including Seller) owns directly or indirectly, of record or beneficially, any Shares or any other equity securities of the Company and neither Abraxis nor any of its Affiliates (including Seller) has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Shares or any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for Shares or such other equity securities, in each case other than the Company Debenture and the Company Warrant.

5.2           Title.  Seller has good, valid and indefeasible title to each of the Company Debenture and the Company Warrant, free and clear of any and all adverse claims, liens, pledges, options, security interests, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever (collectively, “Encumbrances”), other than as created by this Agreement.  Upon delivery by Parent of the Purchase Price, Seller will transfer to, and unconditionally vest in, Parent good, valid and indefeasible title to the Company Debenture, free and clear of all Encumbrances.

5.3           Status and Authority.

(a)           Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, and Seller has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Seller is a wholly-owned, indirect subsidiary of Abraxis.

(b)           Abraxis is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, and Abraxis has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

5.4           Enforceability.

(a)           This Agreement has been duly and validly authorized by all necessary limited liability company action, and no other limited liability company proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)           This Agreement has been duly and validly authorized by all necessary limited liability company action, and no other limited liability company proceedings on the part of Abraxis are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c)           This Agreement has been duly authorized and validly executed and delivered by each of Seller and Abraxis, assuming due authorization, execution and delivery by Parent and the Purchaser, constitutes a legal, valid and binding obligation of Seller and Abraxis, enforceable against Seller and Abraxis in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

5.5           No Conflict.  No filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement by Seller and Abraxis, the consummation by Seller and Abraxis of the transactions contemplated hereby and the compliance by Seller and Abraxis with the provisions hereof.  The execution and delivery of this Agreement and the consummation by Seller and Abraxis of the transactions contemplated hereby and the performance by Seller and Abraxis of their respective obligations hereunder will not (i) conflict with or violate any provision of the organizational documents of Seller or Abraxis, (ii) conflict with or violate, or require any consent, approval, or notice under, any Law applicable to Seller or Abraxis or any of their respective properties or assets, or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Seller or Abraxis is a party or by which Seller or Abraxis or any of their respective properties or assets are bound, including without limitation the Company Debenture, the Company Warrant the DWPA and the Security Agreements, in each case, except for any conflict, breach, default or violation described which would not adversely affect in any material respect the ability of Seller or Abraxis to perform its obligations hereunder or consummate the transactions contemplated hereby.

5.6           Litigation.  There is no suit, claim, action, proceeding, hearing, notice of violation, investigation, arbitration or demand letter pending or, to the knowledge of Seller or Abraxis, threatened against or affecting Seller, Abraxis, the Company Debenture, the Company Warrant or the DWPA that, individually or in the aggregate, could reasonably be expected to impair the ability of Seller or Abraxis to perform its obligations hereunder or consummate the transactions contemplated hereby.

5.7           Brokerage.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or Abraxis.

5.8           Review of Merger Agreement.  Each of Seller and Abraxis has received and reviewed a copy of the Merger Agreement. Each of Seller and Abraxis understands and acknowledges that (i) Parent and the Purchaser are entering into the Merger Agreement in reliance upon Seller’s and Abraxis’ execution, delivery and performance of this Agreement and (ii) the actual Offer Price may be less than the initial Offer Price in the event that the aggregate amount of the Company’s Expenses exceeds or is expected to exceed the Company Expense Cap as of the Expiration Date as set forth in Section 1.1(c) of the Merger Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

As an inducement to Seller and Abraxis to enter into and perform this Agreement, each of Parent and the Purchaser hereby, jointly and severally, makes the following representations and warranties to Seller and Abraxis as of the date hereof and as of the Closing:

6.1           Status and Authority.  Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

6.2           Enforceability.  This Agreement has been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly authorized and validly executed and delivered by Parent and the Purchaser, and assuming due authorization, execution and delivery by Seller and Abraxis, constitutes a legal, valid and binding obligation of Parent and the Purchaser, enforceable against Parent and the Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

6.3           No Conflict.  The execution and delivery of this Agreement and the consummation by Parent and the Purchaser of the transactions contemplated hereby and the performance by Parent and the Purchaser of their respective obligations hereunder will not (i) conflict with or violate any provision of the certificate of incorporation or by-laws of Parent or the Purchaser, (ii) conflict with or violate, or require any consent, approval, or notice under, any Law applicable to Parent or the Purchaser or any of their respective properties or assets, or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or the Purchaser is a party or by which Parent or the Purchaser or their respective properties or assets are bound, except with respect to clauses (ii) and (iii) for any conflict, breach, default or violation described which would not adversely affect in any material respect the ability of Parent or the Purchaser to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1                                 Survival of Representations and Warranties.  The representations and warranties contained herein shall survive the Closing indefinitely.

ARTICLE VIII
TERMINATION

8.1                                 Termination.  This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the date (the “Termination Date”) that is the earlier of: (a) the date on which the Merger Agreement is terminated in accordance with its terms; and (b) the delivery of written notice of termination by Seller to Parent, with a copy sent to Custodian, following any amendment to the Merger Agreement that is materially adverse to Seller effected without the prior written consent of Seller; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof prior to the Termination Date; (ii) this Section 8.1, Section 4.3(c) and Article IX shall survive any termination of this Agreement; and (iii) if the Merger Agreement is terminated in accordance with Section 7.1(d) or Section 7.1(e), Section 1.3 and Section 3.2 shall survive termination of this Agreement until the six-month anniversary of the date on which the Merger Agreement is so terminated.  For purposes of this Section 8.1, an amendment to the Merger Agreement that is materially adverse to Seller shall mean any amendment, modification, change or waiver of the terms of the Merger Agreement that results in any decreases in the Offer Price (other than a decrease in the Offer Price if the Company’s Expenses exceeds or is expected to exceed the Company Expenses Cap as of the Expiration Date as set forth in Section 1.1(c) of the Merger Agreement).

ARTICLE IX
MISCELLANEOUS

9.1                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as FedEx (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                  If to Seller or Abraxis:

Global Strategic Partners, LLC

c/o Celgene Corporation
86 Morris Avenue

Summit, New Jersey 07901

Tel: (908) 673-9000
Fax:  (908) 673-2769

Attention:  Sr. V.P. of Business Development

With copy to:

Legal Department at same address

(b)                                 If to Parent or the Purchaser, to:

IDEX Corporation
1925 West Field Court, Suite 200
Lake Forest, IL 60045
Tel:  847-498-7070
Fax:  847-498-9123
Attention:  General Counsel
Email:  fnotaro@idexcorp.com

with a copy to:

Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, IL 60606
Tel:  312-876-7666
Fax:  312-993-9767
Attention:  Mark D. Gerstein
Email:  mark.gerstein@lw.com

and

Hodgson Russ LLP
One M & T Plaza, Suite 2000
Buffalo, NY 14203
Tel:  716-848-1277
Fax:  716-849-0349
Attention:  John P. Amershadian
Email:  jamersha@hodgsonruss.com

(c)                                  If to Custodian, to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attn: Corporate Actions

Tel: (718) 927-8200

With a copy to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attn: General Counsel

Tel: (718) 927-8200

Seller agrees to deliver to Parent a copy of all notices and other communications it delivers under the Company Debenture, the Company Warrant or the DWPA contemporaneously with the delivery of any such notice or other communication to the Company.

9.2                                 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.   All references in this Agreement to “$” are intended to refer to U.S. dollars.  Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.  The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision.

9.3                                 Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.4                                 Entire Agreement.  This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein and therein) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements, representations and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

9.5                                 Governing Law.  This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.6                                 Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

9.7                                 WAIVER OF TRIAL BY JURY.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8                                 Assignment.  The Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of the other parties, provided that Parent and the Purchaser may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent without the consent of the other parties, but no such assignment shall relieve Parent or the Purchaser, as the case may be, of its obligations hereunder.

9.9                                 Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.10                           Severability of Provisions.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

9.11                           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and the Purchaser shall be entitled, without the securing or posting of any bond or other undertaking, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.  In any action for specific performance, each of Seller and Abraxis will waive the defense of adequacy of a remedy at Law.

9.12                           Amendment.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

9.13                           Reasonable Efforts; Further Assurances.  Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby.  At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.

9.14                           Remedies.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

9.15                           No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

9.16                           Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the party incurring such cost and expenses.

9.17                           Abraxis.  Abraxis agrees to cause Seller to comply with its obligations under this Agreement and agrees not to take any action with respect to its ownership of Seller that is intended to circumvent the provisions set forth in the Agreement or in any way restrict, limit or interfere with the performance of Seller’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

9.18                           Waiver and Release.  From and after Seller’s receipt of the Purchase Price for the Company Debenture, each of Seller and Abraxis, on behalf of itself and each of its past, present and future affiliates, directors, officers, employees, agents and successors and assigns (“Related Persons”), hereby fully, finally and forever settles, releases, remises, resigns, relinquishes and discharges the Company, Parent and the Purchaser and each of their individual, joint or mutual, past, present and future affiliates, stockholders, directors, officers, employees, agents and successors and assigns (individually, a “Releasee” and, collectively, “Releasees”), from and against any and all losses, claims, demands, rights, proceedings, causes of action, court orders, obligations, contracts, agreements (express or implied), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, in law or in equity, of every kind and description whatsoever, which Seller, Abraxis or any of its Related Persons may have had, now has or may hereafter have against any Releasee (“Claims”) arising out of or relating to the Company Warrant, the DWPA or (upon receipt of the Purchase Price) the Company Debenture.  Each of Seller and Abraxis hereby forever waives and irrevocably covenants and agrees to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any claim, proceeding or cause of action of any nature whatsoever against any Releasee, based upon any matter purported to be released hereby. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each of Seller and Abraxis shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of Seller, Abraxis or any Related Person of any Claims or other matters purported to be released pursuant to this Section 9.18 and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of Seller, Abraxis or any Related Person against such third party of any Claims or other matters purported to be released pursuant to this Section 9.18.  Each of Seller and Abraxis understands and agrees that the releases herein include unknown claims or causes of action, whether suspected or unsuspected and whether concealed or hidden.  Each of Seller and Abraxis further acknowledges that it may hereafter discover facts different from, or in addition to, those which it now knows or believes to be true and agrees that this Section 9.18 is, and will remain, effective, notwithstanding later discovery of such different or additional facts.  It is the intention of each of Seller and Abraxis that the releases set forth herein will deprive it of each such unknown claim or cause of action purporting to be released hereby.  Each of Seller and Abraxis hereby expressly waives any rights it may have under any statute, Law or principle of similar effect with regard to the claims released hereby, and hereby assumes the risk of the subsequent discovery or understanding of any matter, fact or law which, if known or understood, would in any respect have affected the releases and waivers made herein.  In connection with the foregoing releases, and to the extent, if any, that California law governs the foregoing releases, each of Seller and Abraxis confirms that it is familiar with Section 1542 of the California Civil Code, has discussed that section with its counsel, understands the consequences of a waiver of its protection, and nevertheless expressly agrees that the release in this Section 9.18 constitutes a waiver and release of any right or benefit it may have under that section.  Section 1542 states:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  The parties hereby agree and acknowledge that Releasees who are not otherwise party to this Agreement are intended third party beneficiaries of this Section 9.18 with the same force and effect as if such Releasees executed this Agreement on the date hereof.

9.19                           Communications.  Each of Seller and Abraxis hereby (i) consents to and authorizes the publication and disclosure by Parent of (a) the nature of the commitments, arrangements and understandings under this Agreement, and (b) any other information regarding Seller or Abraxis, in each case, in any announcement or disclosure required by applicable Law or by the SEC or other Governmental Entity in connection with the Offer or the Merger or any other transactions contemplated by the Merger Agreement; provided that in the case of disclosure pursuant to clause (b), Parent shall provide Seller, Abraxis and their counsel reasonable opportunity to review and comment thereon, and Parent shall give reasonable consideration to any such comments, and (ii) agrees as promptly as practicable to give to Parent any information it may reasonably require for the preparation of such disclosure documents to notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document.  Unless required by applicable Law, neither Abraxis nor Seller shall make any press release, public announcement or other communication with respect to the business or affairs of the Company, Parent or the Purchaser, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

PARENT:

IDEX CORPORATION

By:	/s/ Frank J. Notaro
Name: Frank J. Notaro
Title: Vice President - General Counsel and Secretary

PURCHASER:

NANO MERGER SUB, INC.

By:	/s/ Frank J. Notaro
Name: Frank J. Notaro
Title: President

SELLER:

GLOBAL STRATEGIC PARTNERS, LLC

By:	/s/ Perry Karsen
Name: Perry Karsen
Title: Chief Operations Officer

ABRAXIS:

ABRAXIS BIOSCIENCE, LLC

By:	/s/ Perry Karsen
Name: Perry Karsen
Title: Chief Operations Officer

ACKNOWLEDGMENT AND RECEIPT:

The Custodian hereby acknowledges acceptance of the duties of Custodian under Article IV of this Agreement and receipt of the Company Debenture.

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

By:	/s/ Joseph M. Smith
Name: Joseph M. Smith
Title: Director
Date: 1/7/2011

EXHIBIT A

ASSIGNMENT OF

CONVERTIBLE DEBENTURE OF

MICROFLUIDICS INTERNATIONAL CORPORATION

FOR VALUE RECEIVED, effective as of the Closing, GLOBAL STRATEGIC PARTNERS, LLC, a Delaware limited liability company (“GSP”), does hereby transfer, assign, sell, set over, deliver and convey unto IDEX CORPORATION, a Delaware corporation, all right, title and interest in, to and under that certain convertible debenture, dated November 14, 2008, and amended November 17, 2008, May 4, 2009 and October 23, 2009, in the original principal amount of $5,000,000.00 issued by Microfluidics International Corporation, a Delaware corporation, to GSP, together with all rights and privileges associated therewith, free and clear of all Encumbrances.  Capitalized terms used herein without definition shall have the respective meanings specified in that certain Agreement Concerning Debenture, dated as of the date hereof.

Dated as of                        , 2011.

GLOBAL STRATEGIC PARTNERS, LLC

By:
Name:
Title: